Exhibit 10.1
FIRST AMENDMENT TO SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of July 19, 2023 (the “Effective Date”), is made and entered into among NVR MORTGAGE FINANCE, INC., a Virginia corporation (the “Seller”), U.S. BANK NATIONAL ASSOCIATION, as agent (in such capacity, the “Agent”) and a Buyer, and the other Buyers (the “Buyers”).

RECITALS

A.The Seller and the Buyers are parties to a Second Amended and Restated Master Repurchase Agreement dated as of July 20, 2022 (as further amended, restated or otherwise modified from time to time, the “Repurchase Agreement”); and

B.The Seller and the Buyers now desire to amend certain provisions of the Repurchase Agreement as set forth herein.

AGREEMENT

In consideration of the premises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, all parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used and not otherwise defined in this Amendment have the meanings specified in the Repurchase Agreement.

Section 2. Amendments. The Repurchase Agreement is hereby amended as follows:

2.1 Definitions. Section 1.2 of the Repurchase Agreement is hereby amended by adding or amending and restating, as applicable, the following defined terms to read in their entireties as follows:

“First Amendment Date” means July 19, 2023.

“Termination Date” means the earlier of (i) July 17, 2024, and (ii) the date when the Buyers’ Commitments are terminated pursuant to this Agreement, by order of any Governmental Authority or by operation of law.

2.2 Facility Fee. Section 9.1 of the Repurchase Agreement is amended by replacing the reference to “one-hundred twenty five one-thousandths of one percent (0.125%)” with “one-tenth of one percent (0.10%)”.

2.3 Anti-Corruption Laws; Sanctions. Section 15.5 of the Repurchase Agreement is amended and restated in its entirety as follows:

The Seller, its Subsidiaries and their respective directors, officers, and employees and, to the knowledge of the Seller, the agents of the Seller and its Subsidiaries are in compliance with Anti-Corruption Laws and all applicable
4884-5220-3626\3

Sanctions in all material respects. The Seller and its Subsidiaries have implemented and maintain in effect policies and procedures designed to ensure compliance with Anti-Corruption Laws and applicable Sanctions. None of the Seller, any of its Subsidiaries or any director, officer, employee, agent, or affiliate of the Seller or any of its Subsidiaries is an individual or entity that is, or is 50% or more owned (individually or in the aggregate, directly or indirectly) or controlled by individuals or entities (including any agency, political subdivision or instrumentality of any government) that are (a) the target of any Sanctions or (b) located, organized or resident in a country or territory that is the subject of Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria, Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the Kherson and Zaporizhzhia regions of Ukraine).

2.4 Use of Proceeds. Section 17.6 of the Repurchase Agreement is amended and restated in its entirety as follows:

The Seller shall not, directly or indirectly, use any of the proceeds of the Transactions for the purpose, whether immediate, incidental or ultimate, of buying any “margin stock” or of maintaining, reducing or retiring any Debt and Contingent Indebtedness originally incurred to purchase a stock that is currently any “margin stock”, or for any other purpose which might constitute this transaction a “purpose credit”, in each case within the meaning of Regulation U or otherwise take or permit to be taken any action which would involve a violation of Regulation U or Regulation T or any other regulation of the Board of Governors of the Federal Reserve System. The Seller will not, directly or indirectly, use the proceeds of the Transactions, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (b)(i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans or Letters of Credit, whether as Administrative Agent, Arranger, Issuing Bank, Lender, underwriter, advisor, investor, or otherwise).

2.5 Schedules and Exhibits. Schedule AI to the Repurchase Agreement is amended and restated in its entirety to read as set forth on Schedule AI to this Amendment.

Section 3. Representations, Warranties, Authority, No Adverse Claim.

3.1 Reassertion of Representations and Warranties, No Default. The Seller hereby represents and warrants that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties in the Repurchase Agreement are true, correct, and complete in all respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Repurchase Agreement, and (b) there will exist no Default or Event of Default under the Repurchase

Agreement, as amended by this Amendment, on such date that the Buyers have not waived.

3.2 Authority, No Conflict, No Consent Required. The Seller represents and warrants that it has the power, legal right, and authority to enter into this Amendment and has duly authorized by proper corporate action the execution and delivery of this Amendment and none of the agreements herein contravenes or constitutes a default under any agreement, instrument, or indenture to which the Seller is a party or a signatory, any provision of the Seller’s articles of incorporation or bylaws, or any other agreement or requirement of law or results in the imposition of any Lien on any of its property under any agreement binding on or applicable to the Seller or any of its property except, if any, in favor of the Buyers. The Seller represents and warrants that no consent, approval, or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Seller of this Amendment or the performance of obligations of the Seller herein described, except for those that the Seller has obtained or provided and as to which the Seller has delivered certified copies of documents evidencing each such action to the Buyers.

3.3 No Adverse Claim. The Seller hereby warrants, acknowledges, and agrees that no events have taken place and no circumstances exist at the date hereof that would give the Seller a basis to assert a defense, offset, or counterclaim to any claim of the Agent or the Buyers with respect to the Seller’s obligations under the Repurchase Agreement as amended by this Amendment.

Section 4. Conditions Precedent. The effectiveness of the amendments hereunder on the Effective Date shall be subject to satisfaction of the following conditions precedent:

4.1 The Agent shall have received the following documents in a quantity sufficient that the Seller and each Buyer may each have a fully executed original of each such document:

a.this Amendment duly executed by the Seller, the Agent, and the Buyers;

b.a certificate of the Secretary or an Assistant Secretary of the Seller certifying (i) that there has been no change to Seller’s articles of incorporation or bylaws since copies of the same were delivered to the Agent on July 25, 2011; (ii) as to a copy attached thereto of resolutions authorizing the execution, delivery, and performance of this Amendment, and the other documents and agreements executed and delivered in connection herewith; and (iii) as to the names, incumbency, and specimen signatures of the persons authorized to execute this Amendment on behalf of the Seller; and

c.such other documents as the Agent reasonably requests.

4.2 The Seller shall have paid any outstanding Agent’s Fees and any other fees then due under Article 9 of the Repurchase Agreement.

Section 5. Miscellaneous.

5.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Repurchase Agreement and the other Repurchase Documents. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Repurchase Agreement and each other Repurchase Document are ratified and confirmed and shall continue in full force and effect.

5.2 Survival. The representations and warranties made by the Seller in this Amendment shall survive the execution and delivery of this Amendment.

5.3 Reference to Repurchase Agreement. Each of the Repurchase Documents, including the Repurchase Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Repurchase Agreement as amended hereby, is hereby amended so that any reference in such Repurchase Document to the Repurchase Agreement shall refer to the Repurchase Agreement as amended and modified hereby.

5.4 Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York as applicable to the Repurchase Agreement.

5.5 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agent, the Buyers, the Seller, and their respective successors and assigns, except that the Seller may not assign or transfer any of its rights or obligations hereunder without the prior written consent of each of the Buyers.

5.6 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

5.7 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

5.8 ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER REPURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

NVR MORTGAGE FINANCE, INC., as
Seller

By: /s/ William B. Carter
Name: William B. Carter
Title: President

U.S. BANK NATIONAL ASSOCIATION,
as Agent and as a Buyer

By: /s/ Rodney Davis
Name: Rodney Davis
Title: Senior Vice President

SCHEDULE AI TO MASTER REPURCHASE AGREEMENT

Approved Investors List 6/21/2023				
Investor	S&P CP Rating	Moody's CP Rating	Related Parent Company	Product Approval
Angel Oak Home Loans	N/A	N/A		Conforming
Bayview Acquisitions, LLC	N/A	N/A		Conforming
Chase Bank	A-1	P-1	JPMorgan Chase	Conforming/Non-conforming
Citizen's Bank, N.A.	A-2	N/A	Citizens Financial Group, Inc.	Conforming/Non-conforming
Click n' Close	N/A	N/A		Conforming
Dollar Bank, FSB	N/A	N/A		Conforming/Non-conforming
Federal Home Loan Mortgage Corp. (FHMC)	N/A	N/A		Conforming
Federal National Mortgage Assoc. (FNMA)	N/A	N/A		Conforming
Fifth Third Bank	N/A	N/A	Fifth Third Bancorp	Conforming/Non-conforming
Flagstar Bank	N/A	N/A	New York Community Bancorp, Inc.	Conforming/Non-conforming
Franklin Mint Federal Credit Union	N/A	N/A		Conforming/Non-conforming
Government National Mortgage Assoc. (GNMA)	N/A	N/A		Conforming
Huntington National Bank	N/A	N/A	Huntington National Bancshares, Inc.	Conforming/Non-conforming
Lakeview Loan Servicing	N/A	N/A		Conforming/Non-conforming
Merchants Mortgage	N/A	N/A		Conforming/Non-conforming
Mr. Cooper	N/A	N/A		Conforming
NASA Federal Credit Union	N/A	N/A		Conforming/Non-conforming
NexBank	N/A	N/A		Conforming
Northpointe Bank	N/A	N/A		Conforming/Non-conforming
PennyMac Corporation	N/A	N/A	PennyMac Mortgage Inv. Trust	Conforming/Non-conforming
Pentagon Federal Credit Union	N/A	N/A		Conforming/Non-conforming
PHH Mortgage Corporation	N/A	N/A		Conforming/Non-conforming
Pingora	N/A	N/A		Conforming
Planet Home Lending	N/A	N/A		Conforming
Roundpoint Mortgage Servicing Corp	N/A	N/A		Conforming
Sandy Spring Bank of Olney MD	N/A	N/A		Conforming/Non-conforming
Truist Financial Corporation	A-2	N/A		Conforming/Non-conforming
U.S. Bank Home Mortgage	A-1	P-1		Conforming/Non-conforming
U.S. Department of Agriculture	N/A	N/A		Conforming
Union Home Mortgage Corporation	N/A	N/A		Conforming
Wells Fargo Funding	A-2	P-1		Conforming/Non-conforming
Wells Fargo Home Mortgage	A-2	P-1	Wells Fargo Bank, N.A.	Conforming/Non-conforming
Housing Agencies				
Delaware State Housing Authority	N/A	N/A		Conforming
District of Columbia Housing Finance Agency	N/A	N/A		Conforming
Florida Housing Finance Corporation	N/A	N/A		Conforming
Housing Finance Authority of Hillsborough County, FL	N/A	N/A		Conforming
Housing Opportunities Commission	N/A	N/A		Conforming
Illinois Housing Development Authority	N/A	N/A		Conforming
Indiana Housing & Community Development Authority	N/A	N/A		Conforming
Maryland Community Development	N/A	N/A		Conforming
National Homebuyer Fund	N/A	N/A	Master Servicer - USBHM	Conforming
New Jersey Housing Finance	N/A	N/A		Conforming
North Carolina Housing Finance	N/A	N/A		Conforming
Ohio Housing Finance Agency	N/A	N/A		Conforming
Pennsylvania Housing Finance	N/A	N/A		Conforming
Port of Greater Cincinnati	N/A	N/A	Master Servicer - USBHM	Conforming
South Carolina Housing Finance	N/A	N/A		Conforming
State of New York Mortgage Agency	N/A	N/A		Conforming
Tennessee Housing Finance	N/A	N/A		Conforming
Virginia Housing Finance	N/A	N/A		Conforming
West Virginia Housing Finance	N/A	N/A		Conforming

**Fannie Mae and Freddie Mac are designated as Approved eNote Investors.